Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

InfuSystem Holdings, Inc.

Madison Heights, Michigan

We hereby consent to the incorporation by reference, in the Registration Statement on Form S-8 of InfuSystem Holdings, Inc. and Subsidiaries, of our report dated March 11, 2014, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of InfuSystem Holdings, Inc. and Subsidiaries for the year ended December 31, 2013.

/s/ BDO USA, LLP

Troy, Michigan

May 29, 2014